Exhibit 10.1

SIXTH AMENDMENT to CREDIT AND GUARANTY AGREEMENT

This SIXTH AMENDMENT to CREDIT AND GUARANTY AGREEMENT (this “Agreement”) is made as of November 19, 2025, by and among EOS ENERGY ENTERPRISES, INC., a Delaware corporation, as borrower (the “Borrower”) and grantor, the guarantors and other grantors party hereto, the Lenders party hereto, and CERBERUS US SERVICING, LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”, together with the Administrative Agent, the “Agent”).

RECITALS:

WHEREAS, the Borrower, the other Credit Parties, the Agent and Lenders are party to that certain Credit and Guaranty Agreement, dated as of June 21, 2024 (as amended by the First Omnibus Amendment to Credit Documents, dated as of November 26, 2024, as further amended by the First Amendment to Credit and Guaranty Agreement, dated as of April 30, 2025, as further amended by the Second Amendment to Credit and Guaranty Agreement, dated as of May 28, 2025, as further amended by the Third Amendment to Credit and Guaranty Agreement, dated as of May 29, 2025, as further amended by the Fourth Amendment to Credit and Guaranty Agreement, dated as of July 29, 2025, as further amended by the Fifth Amendment to Credit and Guaranty Agreement, dated as of November 18, 2025, and as further amended, amended and restated, supplemented, extended, refinanced and/or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement).

WHEREAS, the Borrower has requested that the Lenders and the Agent agree to make certain amendments to the Existing Credit Agreement.

WHEREAS, the Borrower, the Lenders and the Agent have so agreed on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. Amendment to the Credit Agreement. Effective as of the Sixth Amendment Effective Date:

(a) Section 6.05(c) in the Existing Credit Agreement is hereby replaced as follows:

“(c) Borrower may settle conversions of any of its convertible securities in equity securities (other than Disqualified Capital Stock) pursuant to the terms of such convertible securities or otherwise in exchange thereof; provided that, except as otherwise permitted by Section 6.20(a)(ix), no payment of any other consideration (including without limitation any Cash or Cash Equivalents) is made in connection therewith;”

(b) Section 6.20(a) in the Existing Credit Agreement is hereby replaced as follows:

“(a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations (to the extent permitted hereunder), (ii) ordinary course Indebtedness consisting of credit card debt or netting, overdraft, and other cash management obligations, in each case, to the extent permitted to be incurred under Section 6.1, (iii) intercompany Indebtedness permitted to be incurred under Section 6.1(b), (iv) so long as no Event of Default shall have occurred and be continuing, the Specified Deferred Payments pursuant to the Atlas Side Letter, (v) settlements of convertible securities into equity securities (other than Disqualified Capital Stock) in accordance with the terms thereof and payments of cash in lieu of fractional shares, (vi) [reserved], (vii) the DOE Obligations to the extent not prohibited by the Intercreditor Agreement, (viii) the 6.75% Notes, provided such repurchase shall be funded solely with (A) Capital Stock of the Borrower and (B) up to $200,000,000 of the proceeds of the Additional Convertible Notes, to the extent applied in repayment of the 6.75% Notes substantially concurrently upon receipt of such proceeds, and (ix) until such time as an affirmative vote from the minimum number of shareholders required to approve an increase in the number of the Borrower’s authorized shares has been taken, Borrower may settle conversions of the Additional Convertible Notes in Cash or Cash Equivalents in accordance with the terms thereof.”

2. Conditions to Effectiveness. This Agreement shall become effective on the date (the “Sixth Amendment Effective Date”) upon which all of the following conditions precedent shall have been satisfied or waived in the sole discretion of the Agent:

(a) Executed Agreements. The Administrative Agent shall have received counterparts of this Agreement duly executed by each Credit Party, each Lender and the Agent.

(b) No Defaults. No Default, Event of Default or Event of Loss shall have occurred and be continuing as of the Sixth Amendment Effective Date.

(c) Fees. Borrower shall have paid all reasonable fees, costs and expenses of the Agents and the Lenders party hereto incurred on or prior to the Sixth Amendment Effective Date, including, without limitation, all reasonable legal fees and expenses of Cooley LLP, counsel to Administrative Agent.

(d) Representations and Warranties. Each of the representations and warranties made (or deemed to be made) by any Borrower in any Loan Document are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “material adverse effect” or a similar qualifier, in which case it is true and correct in all respects) as of such date, except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty is true and correct as of such date or time).

3. Representations and Warranties. Each Credit Party hereby represents and warrants as follows:

(a) Authority. Each Credit Party has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and under the Credit Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Credit Party of this Agreement have been duly approved by all necessary corporate or limited liability company action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Credit Party. No other corporate or limited liability company proceedings are necessary to consummate such transactions.

(b) Enforceability. This Agreement has been duly executed and delivered by the Credit Parties. This Agreement and each Credit Document (as amended or modified hereby) is the legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties made the Credit Parties contained in each Credit Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(d) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default as of the date hereof or would result from the execution and delivery of this Agreement.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the “Credit Agreement” in the Credit Document shall mean and be a reference to the “Credit Agreement” (as defined herein).

(b) The Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. Each Credit Party hereby (i) agrees that, except as specifically provided herein, this Agreement and the transactions contemplated hereby shall not limit or diminish the obligations of the Credit Parties arising under or pursuant to the Credit Agreement or the other Credit Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement and each and every other Credit Document to which it is a party and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent pursuant to any of the Credit Documents and all filings made with any Governmental Authority in connection with such Liens. Without in any way limiting the foregoing, this Agreement shall not constitute a novation of the Credit Documents or any Obligations.

(c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders (including in connection with any Default or Event of Default), nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith (or any Default or Event of Default thereunder).

(d) This Agreement is a Credit Document.

5. Release. Each Credit Party hereby remises, releases, acquits, satisfies and forever discharges Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of Agent or the Lenders (collectively, “Releasees”), of and from any and all manner of actions, causes of action, suits, damages, claims and demands, in each case, that as of the date hereof are known or reasonably should be known to such Credit Party, in law or in equity, which such Credit Party ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against any Releasees in connection with the Credit Agreement or the other Credit Documents, including, but not limited to, the rights to contest (i) the right of Agent and each Lender to exercise its rights and remedies described in the Credit Agreement and the other Credit Agreement Documents, (ii) any provision of the Credit Agreement or the other Credit Documents or (iii) any conduct of Agent, the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Credit Documents on or prior to the date hereof.

6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed in accordance with and governed by the law of the State of New York. Sections 10.15 (Consent to Jurisdiction) and 10.16 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

7. Expenses; Headings; Counterparts; Electronic Execution. Sections 10.2 (Expenses), 10.13 (Headings), 10.19 (Counterparts) and 10.25 (Electronic Execution of Assignments and Credit Documents) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

CREDIT PARTIES:	EOS ENERGY ENTERPRISES, INC.

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: Chief Executive Officer

EOS ENERGY ENTERPRISES INTERMEDIATE HOLDINGS, LLC

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: President

EOS ENERGY STORAGE LLC

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: Chief Executive Officer and President

EOS SERVICES LLC

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: President

HI-POWER, LLC

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: Chief Executive Officer and President

EOS INGENUITY LAB, LLC

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: President

EOS ENTERPRISE HOLDINGS, LLC

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: President

EOS ENERGY TECHNOLOGY HOLDINGS, LLC

	By:	/s/ Joe Mastrangelo
Name: Joe Mastrangelo
Title: President

Sixth Amendment to Credit and Guaranty Agreement

AGENTS AND LENDERS:

CERBERUS US SERVICING, LLC, as Administrative Agent and Collateral Agent

By:	/s/ Alexander D. Benjamin
Name: Alexander D. Benjamin
Title: Authorized Signatory

CCM DENALI DEBT HOLDINGS, LP, as a Lender

By:	/s/ Alexander D. Benjamin
Name: Alexander D. Benjamin
Title: Authorized Signatory

Sixth Amendment to Credit and Guaranty Agreements